Press Release	Source: MGN Technologies, Inc.

MGN Technologies Inc., (“MGN”) doing business as Mobile Gaming Now (MGNLF OTC.BB) is pleased to announce they have signed a letter of intent with iGaming Networks.Com (“iGN”) focused on building or licensing a mobile platform for iGaming’s casino website’s.

iGaming had developed and launched it’s first 28 games in 1998 and has since undergone a number of changes and improvements. Their casinos offer over 40 java games and over 40 flash games complete with progressive jackpots, multi player games, live chat, and free web-based email. iGN’s current stable of casino games includes 12 Table games, 2 Keno games, 10 Video Poker games, 17 three-reel Slot games and 7 five-reel Slot games.

“Mobile Gaming Now is excited about building or licensing a mobile platform for iGN. They have over 800,000 registered players which is a large number to start with” said Mark Jensen, President and CEO of MGN. “The use of our platform is another step in our company, proving that mobile is the next big step in terms of retention or acquisition for gaming companies around the world.

The mobile platform is complete with geo-location software which restricts people from jurisdictions where it is not legal to gamble from playing for cash. To date, MGN Technologies believes they are the only company who is focusing on remaining legally compliant. “There are a number of internet gaming sites who don’t want to circumvent various countries regulations and we are being approached to assist them” added Jensen.

The companies expect to have definitive agreements in place within the 4th quarter of this calendar year.

For more information please contact MGN Technologies Inc at toll free 1-888-602-9596 or visit our website at www.mobilegamingnow.com

About Mobile Gaming Now

Mobile Gaming Now is a software developer and marketer. With offices in Kirkland, Washington and Vancouver, British Columbia. The Company operates its own gaming sites, as well as licenses its platform to strategic partners. The Company developed the first multi player Texas Hold’em game for free or money with integrated PC and mobile play. Please click onto www.mobilegamingnow.com for more information.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Statements in this press release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations and/or claims.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others: (i) the risk that current or future licensees of the Company's products are restricted by laws or regulations concerning gaming or related activities; (ii) the inability of the Company to license its products to licensees as a result of disputes over terms; (iii) the inability of the Company to keep pace with technological advancements in the mobile entertainment industry; (iv) the Company's software not operating as expected; (v) the Company suffering technological problems that the Company cannot economically repair; (vi) the Company not being able to retain key employees; (vii) competitors providing better or cheaper products; (viii) markets for the Company's products not developing as expected; (ix) the Company's inability to finance its operations or growth. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligations to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although the Company believes that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations, or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to risk factors disclosed in the Company's periodic reports filed from time-to-time with the Securities and Exchange Commission and available at www.sec.gov.